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                                                                       EXHIBIT 5



                   [LETTERHEAD OF APPLEBY, SPURLING & KEMPE]



8th June, 1998



Loral Space & Communications Ltd.


600 Third Avenue


New York, NY 10016



Ladies and Gentlemen,



     We have acted as Bermuda counsel to Loral Space & Communications Ltd. (the "Company"), a company organised under the laws of Bermuda, in connection with the preparation of a Registration Statement on Form S-3 (Registration No. 333-51133) (as amended, the "Registration Statement") relating to the offer and sale by the Company of 23,000,000 common shares of the Company, par value $0.01 per share (the "Common Stock").



     In so acting, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement and such corporate records, agreements, documents and other instruments as we have deemed necessary for the purpose of this opinion. We have also examined such other documents, papers, statutes and authorises as we have deemed necessary to form a basis for the opinion hereinafter expressed.



     In our examination, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to our opinion, we have relied on statements and certificates of officers and representatives of the Company and public officials.



     Based upon the foregoing, we are of the opinion that the Common Shares have been validly issued and are fully paid and non assessable.



     We also confirm that the Company is incorporated as an exempt company in Bermuda and is, on the basis of a Certificate of Compliance issued by the Registrar of Companies in Bermuda dated 4th May, 1998 of good standing in Bermuda.



     This opinion is issued on the basis that it will be construed in accordance with the provisions of Bermuda law.



     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Prospectus included as part of the Registration Statement. In giving such consent, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder.



Yours faithfully,


APPLEBY, SPURLING & KEMPE



/s/Appleby, Spurling & Kempe